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                                                                    EXHIBIT 3.13

                                                                           FILED
                                                              APRIL 15, 1988 9AM
                                                                     [ILLEGIBLE]
                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                TS Printing, Inc.

     I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is TS Printing, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 229 South State Street, City of Dover, County of Kent. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: (1) COMMON STOCK. The total number of shares of Common Stock which the Corporation shall have authority to issue is one thousand (1,000), and all such shares shall be of the par value of one cent ($0.01) per share.

     (a) IDENTICAL RIGHTS. All outstanding shares of Common Stock shall be identical and shall entitle the holders thereof to the same powers, privileges and rights and shall be subject to the same qualifications, limitations and restrictions. The holders of Common Stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation.

     (b) DIVIDENDS AND DISTRIBUTION. When and as dividends or distributions are declared on outstanding shares of Common Stock, whether payable in cash, in property or in securities of the Corporation (other than shares of Common Stock), the holders of outstanding shares of Common Stock shall be entitled to share equally, share for share, in such dividends and distributions.

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     (c) LIQUIDATION. Upon any liquidation, dissolution or winding up of the
Corporation, whether voluntary or involuntary, the holders of outstanding shares of Common Stock shall be entitled to share equally, share for share, in the assets of the Corporation to be distributed among the holders of shares of the Common Stock.

     (d) VOTING RIGHTS. The holders of outstanding shares of Common stock shall have the right to vote on all matters on which stockholders generally are entitled to vote. On matters with respect to which the holders of outstanding shares of Common Stock shall be entitled to vote, holders shall each be entitled to one vote per share.

     (2) PREFERRED STOCK. The total number of shares of preferred stock which the Corporation shall have authority to issue is one thousand (1,000), and all such shares shall have a par value of one cent ($0.01) per share. The Board of Directors shall establish by resolution the powers, privileges, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of any issue of preferred stock.

     FIFTH: The Corporation is to have perpetual existence.

     SIXTH: The name and mailing address of the incorporator is:

                         Caroline H. Little
                         1200 New Hampshire Avenue, N.W.
                         Washington, D.C. 20036

     SEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Election of directors need not be by written consent unless the By-Laws of the Corporation shall so provide.

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     NINTH: Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors, or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be to be, summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement, and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     TENTH: (1) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigation (hereinafter a "proceeding"), by reason of the fact: (i) that he or she is or was a director or officer of the Corporation, or (ii) that he or she, being at the time a director or officer of the Corporation is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise"), whether either in case (i) or case (ii) the basis of such proceeding is alleged action or inaction (a) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (b) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be

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indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expenses, liability and loss (including without limitation attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. The persons indemnified by this paragraph (1) of this Article TENTH are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, officer, employee or agent of such other enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph (2) of this Article TENTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee only if such proceeding (or portion thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article TENTH (a) shall be a contract right; (b) shall not be affected adversely to any indemnitee by any amendment of this Certificate of Incorporation with respect to any action or inaction occurring prior to such amendment; and (c) shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses") PROVIDED, HOWEVER, that, if and to the extent the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article TENTH or otherwise.

     (2) If a claim under paragraph (1) of this Article TENTH is not paid in full by the Corporation within sixty days after it has been received in writing

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by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under this Article TENTH or otherwise, shall be on the Corporation.

     (3) The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, the By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

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     (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise (as defined in paragraph (1) of this Article TENTH) against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee, or agent of another enterprise) or to persons who are or were a director, officer, employee or agent of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board, to the fullest extent of the provisions of this Article TENTH in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.

     ELEVENTH: The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Certificate of Incorporation or by the By-Laws of the Corporation.

     TWELFTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

     THIRTEENTH: Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, nay be taken without a meeting and without a vote, upon not less than 10 days' prior notice to each stockholder of record if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action

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at a meeting at which all shares entitled to vote thereon were present and voted; PROVIDED, HOWEVER, that no such prior notice shall be required in the case of any such consent signed by all of the holders of stock entitled to vote on the matter.

     FOURTEENTH: A director of the Corporation shall, to the maximum extent permitted by the laws of Delaware, have no personal liability to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, provided that this Article FOURTEENTH shall not eliminate or reduce the liability of a director in any case where such elimination or reduction is not permitted by law.

     FIFTEENTH: The Board of Directors of the Corporation shall have power to make, alter or amend By-Laws of the Corporation.

     SIXTEENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its preset form or as hereafter amended are granted subject to the right reserved in this Article.

     IN WITNESS WHEREOF, I, the undersigned, being the incorporator named, do hereby execute this Certificate of Incorporation this 14th day of April, 1988.


                                                 /s/ CAROLINE H. LITTLE
                                        ----------------------------------------
                                                   Caroline H. Little

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                                                                           FILED
                                                                 AUG 9, 1988 9AM
                                                                     [ILLEGIBLE]
                                                              SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                TS PRINTING, Inc.

     TS Printing, Inc., a corporation organized and existing under and by virtue or the General Corporation Law of the State of Delaware, does hereby certify:

     First: That the board of directors of said corporation, acting by written consent in accordance with section 141(f) of the General Corporation Law of the state of Delaware, adopted a resolution proposing and declaring advisable the following amendment to the certificate of incorporation of said corporation:

          RESOLVED, that the certificate of incorporation of the corporation be amended by changing Section One, thereof so that, as amended, said Section One shall be and read as follows:

          FIRST: The name of the corporation (hereinafter called the "Corporation") is Comprint, Inc.

     Second: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the state of Delaware, and said written consent was filed with the corporation.

     Third: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of title 8 of the Delaware Code of 1953.

     Fourth: That the capital of said corporation will not be reduced under or by reason of said amendment.


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                                     - 2 -


     In witness whereof, TS Printing, Inc. has caused this Certificate to be signed by J. Douglas Creighton, its President and attested to by Trudy Eagan, its Secretary, this 8th day of August 1988.

                                     By:       /s/ J. DOUGLAS CREIGHTON
                                        ----------------------------------------

        [SEAL]

Attest:    /s/ TRUDY EAGAN
       ------------------------

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 06/28/1996
                                                          960192224 - 2157881


                                 COMPRINT, INC.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     COMPRINT, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: The Board of Directors of the Corporation, by unanimous written consent, in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted a resolution in accordance with Section 242 of the General Corporation Law of the State of Delaware proposing an amendment of the Certificate of Incorporation of the Corporation. The resolution setting forth the amendment is as follows:

          RESOLVED:    That the Board of Directors hereby recommends to the
                       sole stockholder of the Corporation that Article First of the Certificate of Incorporation of the Corporation be amended so that it now shall read:

                       FIRST: The name of the corporation (hereinafter called the "Corporation") is TS Printing, Inc.

SECOND: The sole stockholder of the Corporation, by written consent, approved said amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, COMPRINT, INC., has caused this Certificate of Amendment of Certificate of Incorporation to be executed on its

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behalf by its Chairman and attested by its Secretary as of this 13th day of
                                                                ----
March, 1996.

                                                    COMPRINT, INC,

                                     By:          /s/ PAUL V. GODFREY
                                        ----------------------------------------
                                        Paul V. Godfrey
                                        Chairman

Attest:    /s/ TRUDY EAGAN
       ------------------------
       Trudy A. Eagan
       Secretary

[SEAL]